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                                                                      EXHIBIT 23




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our reports included in and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements File Nos. 333-06657, 333-76025, and 333-61016 on Form S-8.


/s/ Grant Thornton LLP

GRANT THORNTON LLP
Southfield, Michigan
February 25, 2002